    As Filed with the Securities and Exchange Commission on December 26, 1995
                                                       Registration No. ________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ____________________________________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                        AMATI COMMUNICATIONS CORPORATION
                  ---------------------------------------------

             (Exact Name of Registrant as Specified in Its Charter)

               DELAWARE                                        94-1675494
          -----------------                              ---------------------
   (State or Other Jurisdiction of                          (I.R.S. Employer
    Incorporation or Organization)                         Identification No.)

                  3801 ZANKER ROAD, SAN JOSE, CALIFORNIA 95150
                  --------------------------------------------
                    (Address of Principal Executive Offices)

                       1990 Stock Option Plan, as amended
                             1992 STOCK OPTION PLAN
                             ----------------------
                            (Full Title of the Plan)


                              James E. Steenbergen
                      President and Chief Executive Officer
                                3801 Zanker Road
                           SAN JOSE, CALIFORNIA 95150
                         ------------------------------
                     (Name and Address of Agent For Service)

                                 (415) 433-3300
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                         Copy to:  Sarah A. O'Dowd, Esq.
                        Heller, Ehrman, White & McAuliffe
                              525 University Avenue
                        Palo Alto, California  94301-1908
                                 (415) 324-7000
                         CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                   Proposed       Proposed
 Title of                           maximum        maximum
securities            Amount       offering       aggregate       Amount of
  to be               to be        price per      offering       registration
registered          registered     share (1)        price            fee
-------------------------------------------------------------------------------

Common Stock,
par value $.20      4,184,073        $7.97        $33,347,062        $6,669
--------------------------------------------------------------------------------
-------------------------------------------------------------------------------


(1) Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act, as amended, based on the average of the high and low prices reported of the Registrant's Common Stock on the Nasdaq National Market on December 21, 1995.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed or to be filed with the Commission by the registrant are incorporated by reference in this registration statement:

          (a) The registrant's latest Annual Report on Form 10-K for the fiscal year ended July 29, 1995 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) The registrant's Quarterly Reports on Form 10-Q for the quarter ended October 28, 1995;

          (c) The description of the Common Stock of the registrant contained in the registration statement filed under the Exchange Act registering such Common Stock under Section 12 of the Exchange Act; and

          (d) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The registrant has the power to indemnify its officers and directors against liability for certain acts pursuant to Section 145 of the General Corporation Law of the State of Delaware. Article IX of the registrant's By-Laws provides:

                          INDEMNIFICATION OF OFFICERS,
                         DIRECTORS, EMPLOYEES AND AGENTS

          SECTION 1. GENERAL RIGHT TO INDEMNIFICATION. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reasons of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          SECTION 2. INDEMNIFICATION IN DERIVATIVE ACTIONS. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

          SECTION 3. DETERMINATION OF RIGHT TO INDEMNIFICATION. Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by a majority vote of a quorum of the stockholders. Anything hereinabove set forth to the contrary notwithstanding, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he shall in any event be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          SECTION 4. AUTHORITY TO ADVANCE EXPENSES. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

          SECTION 5. PROVISIONS NON-EXCLUSIVE. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity whole holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          SECTION 6.     AUTHORITY TO INSURE.       The corporation is
authorized to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any such liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

ITEM 8.   EXHIBITS

  5       Opinion of Heller Ehrman White & McAuliffe

 23.1     Consent of Heller Ehrman White & McAuliffe
          (filed as part of Exhibit 5)

 23.2     Consent of Independent Public Accountants

 24       Power of Attorney (see page 6)

 99.1     1990 Stock Option Plan, as amended

 99.2     1992 Stock Option Plan


ITEM 9.   UNDERTAKINGS

     A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned,thereunto duly authorized, in the City of San Jose, State of California, on this 22nd day of December, 1995.

                              AMATI COMMUNICATIONS CORPORATION



                              By:  James E. Steenbergen
                                 -----------------------------------------------
                                 James E. Steenbergen
                                 President, Chief Executive Officer and Director



                      POWER OF ATTORNEY TO SIGN AMENDMENTS

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint James E. Steenbergen or Terry
O. Medel, or either of them, with full power of substitution, such person's true and lawful attorneys-in-fact and agents for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


James E. Steenbergen          President, Chief                December 22, 1995
--------------------          Executive Officer, Chief
James E. Steenbergen          Financial Office and
                              Director (Principal
                              Executive Officer)
                              (Principal Financial
                              Officer)

Terry O.Medel                 Treasurer, Secretary and        December 22, l995
--------------------          Corporate Controller
Terry O.Medel                 (Principal Accounting
                              Officer)

                              Chairman of the Board
--------------------
James F. Gibbons


John M. Cioffi                Director                        December 22, 1995
--------------------
John M. Cioffi

                              Director
--------------------
Aamer Latif


Donald L. Lucas               Director                        December 22, 1995
--------------------
Donald L. Lucas

                                INDEX TO EXHIBITS


                                                                    Sequentially
Item No.            Description of Item                            Numbered Page
--------            -------------------                            -------------
  5            Opinion of Heller Ehrman White & McAuliffe . . . . . . . . . . .

 23.1          Consent of Heller Ehrman White & McAuliffe
               (filed as part of Exhibit 5) . . . . . . . . . . . . . . . . . .

 23.2          Consent of Independent Public Accountants  . . . . . . . . . . .

 99.1          1990 Stock Option Plan, as amended . . . . . . . . . . . . . . .

 99.2          1992 Stock Option Plan . . . . . . . . . . . . . . . . . . . . .